UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 28, 2019

TAURIGA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-53723	30-0791746
(State or other jurisdiction of incorporation)	(Commission File #)	(IRS Employer Identification Number)

555 Madison Avenue, 5th Floor

New York, NY

(Address of principal executive office)

Tel: (917) 796-9926

(Registrant’s telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TAUG	OTCQB

ITEM 1.01 Entry into a Material Definitive Agreement

On June 28, 2019, Tauriga Sciences, Inc. (OTCQB stock symbol: TAUG, the “Company”) entered into a distribution agreement (the “Agreement”) with Windmill Health Products, LLC (“WHP”), a New Jersey based distributor, with the intention of increasing and accelerating market penetration of the Company’s Tauri-GumTM product line.

Simultaneous with the Company’s entry into the WHP Agreement, WHP placed an initial purchase order with us totaling $46,848, split evenly between packages of our Mint flavored and Blood-Orange flavored chewing gum product lines.

The Company is not contributing any capital or issuing any equity to WHP in connection this Agreement, as this arrangement provides for an arms-length supplier-distributor model on a purchase order basis.

The WHP Agreement also contains customary representations, warranties and covenants, among other terms, for a transaction of this type. The foregoing description of the WHP Agreement is not complete and is qualified in its entirety by reference to the provisions of the WHP Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 9.01 Exhibits Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Distribution Agreement between the Company and Windmill Health Products, LLC, dated June 28, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2019

TAURIGA SCIENCES, INC.

By:	/s/ Seth M. Shaw
Seth M. Shaw
Chief Executive Officer